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                                                                     Exhibit 5.1

                            [TOMB & TOMB LETTERHEAD]




                               September 29, 2003


First Commonwealth Financial Corporation
Old Courthouse Square
22 North Sixth Street
Indiana, Pennsylvania 15701

Re:      First Commonwealth Financial Corporation Registration Statement on
         Form S-4

Ladies and Gentlemen:

         We have represented First Commonwealth Financial Corporation ("FCFC") in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") registering shares (the "Shares") of FCFC's common stock, $1.00 par value, under the Securities Act of 1933, as amended (the "Act"), to be issued pursuant to the Agreement and Plan of Merger dated as of August 8, 2003 (the "Merger Agreement") among FCFC, First Commonwealth Bank, Pittsburgh Financial Corp. and Pittsburgh Savings Bank.

         In connection with this opinion, we have reviewed (a) the Registration Statement, (b) the Merger Agreement and (c) such other documents as we have deemed necessary to form the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to various questions of fact material to such opinion, we have relied upon statements of officers of FCFC or representations and warranties of FCFC contained in the Merger Agreement.

         Based upon the foregoing, we are of the opinion that the Shares, when issued pursuant to the Merger Agreement, will be validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are experts within the meaning of the Act.

                                         Sincerely,

                                         /s/ David R. Tomb, Jr.